EXHIBIT 99.1

WCA Waste Corporation Announces First Quarter 2008 Results

      * First Quarter Revenue Increased 20.2 Percent to $48.8 million
      * Board of Directors Approves Share Repurchase Program

HOUSTON, April 30, 2008 (PRIME NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the first quarter ended March 31, 2008. For the three months ended March 31, 2008, revenue increased 20.2% to $48.8 million over the $40.6 million for the same period last year. Earnings during the quarter were negatively impacted by increased fuel, maintenance, and integration costs. In addition, there was a negative economic impact primarily in Florida. Net income (loss) available to common stockholders was $(3.4) million, or $(0.20) per share, for the three months ended March 31, 2008. Excluding a $4.3 million pre-tax loss on an interest rate swap, net income (loss) available to common stockholders for the three months ended March 31, 2008 was $(1.1) million or $(0.06) per share.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "Revenue and EBITDA have tripled since 2004 as the Company continues to grow a valuable asset base. Thirty-two acquisitions have been completed during this time. Our focus remains to build a growth company through expansion of collection operations around the 24 company owned landfills, new contracts, and pursuing landfills in new market opportunities."

In addition, the Company's Board of Directors has authorized the repurchase of up to $10 million of its common shares from time to time in open market or private transactions, at the Company's discretion. The timing and actual number of shares purchased will depend on a variety of factors including the stock price, corporate and regulatory requirements and other market and economic conditions. The stock repurchase program may be suspended or discontinued at any time.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of 24 landfills, 23 transfer stations/material recovery facilities and 27 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market System under the symbol "WCAA."

The WCA Waste Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1736

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

In other presentations and reports, we may provide "run-rate" estimates with respect to us and also separately with respect to one or more acquired businesses. Statements concerning "run-rates" are forward-looking statements, are not audited or based on GAAP and are made based on estimations from information provided to us by the acquired companies and from other sources and estimates developed by us. We determine the period over which to calculate a "run-rate" based on factors we deem to be reasonable. In computing revenue "run-rates" as of the end of any given period we generally annualize the average of monthly revenues of the companies that we acquired for the period prior to acquisition (which is the "run-rate" for the acquired businesses). Actual revenues may or may not equal the estimated "run-rate." For entities that were previously owned by us, we calculate "run-rate" based on the period that we originally owned these entities.

In addition, we provide estimates in this press release and in other presentations and reports as to the factors that impacted revenue growth. Such estimates represent our best judgment as to the revenue growth attributable from operations acquired during period described versus revenue growth attributable to other factors on a consolidated basis. For this purpose we develop estimates based comparisons of operating results for different periods, information from acquired companies, records concerning pricing in various markets and records concerning volumes at different periods, among other information. We note that, over time, acquired operations become integrated with our other operations so that revenues cannot be directly traced or sourced to any given acquisition. Customer additions and turnover, combinations of and adjustments to routes, alterations in safety and quality standards, sales and marketing for the integrated operation, and a variety of other factors influence revenues and other operating results for the combined operations.

The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business-Risk Factors" and "-Cautionary Statement About Forward-Looking Statements" included in our Form 10-K for the year ended December 31, 2007, to which we refer you for additional information.

 WCA --- 1st Quarter 2008 Earning Release Information

                            WCA Waste Corporation
              Condensed Consolidated Statement of Operations
                  (In thousands, except per share amounts)
                                (Unaudited)

                                         Three Months Ended March 31,
                                         ----------------------------
                                              2008            2007
                                         ------------      ----------

 Revenue                                   $ 48,837        $ 40,627
 Expenses:
   Cost of services                          34,053          25,755
   Depreciation and amortization              6,491           5,189
   General and administrative                 3,238           3,140
                                          ---------       ---------
                                             43,782          34,084
                                          ---------       ---------
 Operating income                             5,055           6,543
 Other income (expense):
   Interest expense, net                     (4,841)         (3,881)
   Unrealized loss on interest rate
    swap                                     (4,293)           (528)
   Other                                          1             150
                                          ---------       ---------
                                             (9,133)         (4,259)
                                          ---------       ---------

 Income (loss) before income taxes           (4,078)          2,284
 Income tax (provision) benefit               1,726            (962)
                                          ---------       ---------
 Net income (loss)                           (2,352)          1,322
 Accrued payment-in-kind dividend
  on preferred stock                         (1,005)           (954)
                                          ---------       ---------
 Net income (loss) available to
  common stockholders                      $ (3,357)          $ 368
                                          =========       =========

 PER SHARE DATA (Basic and diluted):
 Net income (loss) available to
  common stockholders
 -- Basic                                   $ (0.20)         $ 0.02
                                          =========       =========
 -- Diluted                                 $ (0.20)         $ 0.02
                                          =========       =========

 WEIGHTED AVERAGE SHARES OUTSTANDING
  (Basic)                                    16,551          16,413
                                          ---------       ---------
 WEIGHTED AVERAGE SHARES OUTSTANDING
  (Diluted)                                  16,551          16,446
                                          ---------       ---------

                       Non-GAAP Financial Measures
 ---------------------------------------------------------------------

 Our management evaluates our performance based on non-GAAP  measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common  stockholders before preferred stock dividend, interest expense (including gains (losses)
 on interest  rate swap agreements as well as  write-off of deferred financing costs and debt discount),  income tax expense, depreciation and  amortization.  We also use these same measures when evaluating potential acquisition candidates.

 We believe EBITDA is useful to an investor in evaluating our operating performance because:
  * it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;
  * it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements and payment-in-kind dividend) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and
  * it helps investors identify items that are within our operational control.  Depreciation  charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses EBITDA:
  * as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;
  * as one method to estimate a purchase price (often  expressed as a multiple of EBITDA) for solid waste companies we intend to acquire.
    The appropriate EBITDA multiple will vary from acquisition to acquisition  depending on factors such as the size of the
    operation, the type of  operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;
  * in  presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by  management;
  * as a measure for planning and forecasting overall expectations and for evaluating  actual results against such expectations;
  * in evaluations of field operations since it represents operational performance and takes into account financial measures within the control  of the  field  operating  units;
  * as a component of incentive cash bonuses paid to our executive officers and other  employees;
  * to assess compliance with financial ratios and covenants included in our credit agreements;  and
  * in communications with  investors, lenders, and others concerning our financial performance.

 The following presents a reconciliation of net income (loss)
 available to common stockholders to our total EBITDA (in thousands):

                                         Three Months Ended March 31,
                                         ----------------------------
                                               2008            2007
                                         ------------      ----------

 Net income (loss) available to
  common stockholders                       $ (3,357)         $ 368
 Accrued payment-in-kind dividend
  on preferred stock                           1,005            954
 Depreciation and amortization                 6,491          5,189
 Interest expense, net                         4,841          3,881
 Unrealized loss on interest rate swap         4,293            528
 Income tax provision (benefit)               (1,726)           962
                                           ---------      ---------
 Total EBITDA                               $ 11,547       $ 11,882
                                           =========      =========
 As a percentage of revenue                    23.6%          29.2%

 The following table presents a reconciliation of net income (loss)
 available to common stockholders to adjusted net income (loss)
 available to common stockholders to exclude unrealized loss on interest rate swap agreements (in  thousands, except per share amounts). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not representative of our on-going operational performance. Per share information of the adjusted net income (loss) available to common stockholders is also shown below:

 Adjusted net income (loss) available
  to common stockholders to  exclude
  unrealized loss on interest rate
  swap agreements:                            Three Months Ended
                                                   March 31,
                                           ------------------------
                                             2008            2007
                                           ---------       --------
 Net income (loss) available to common
  stockholders                              $ (3,357)         $ 368
 Unrealized loss on interest rate swap,
  net of tax                                   2,299            318
                                           ---------       --------
 Adjusted net income (loss) available
  to common stockholders                    $ (1,058)         $ 686
                                           =========       ========

 PER SHARE DATA (Basic and diluted):
 Net income (loss) available to common
  stockholders                               $ (0.20)        $ 0.02
 Unrealized loss on interest rate swap,
  net of tax                                    0.14           0.02
                                           ---------       --------
 Adjusted net income (loss) available
  to common stockholders to exclude
  unrealized loss on interest rate swap
  agreements:
 -- Basic                                    $ (0.06)        $ 0.04
                                           =========       ========
 -- Diluted                                  $ (0.06)        $ 0.04
                                           =========       ========
 WEIGHTED AVERAGE SHARES OUTSTANDING
  (Basic)                                     16,551         16,413
                                           ---------       --------
 WEIGHTED AVERAGE SHARES OUTSTANDING
  (Diluted)                                   16,551         16,446
                                           ---------       --------

 These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                       Supplemental Disclosures
 ------------------------------------------------------------------
 (Dollars in millions unless otherwise indicated)

                                    Three Months Ended
                       March 31, 2008              March 31, 2007
                      -------------------        ------------------
 Revenue Breakdown:
   Collection          $ 31.0        52.0%        $ 25.1      50.5%
   Disposal              18.4        30.9%          15.1      30.4%
   Transfer               7.4        12.4%           7.5      15.1%
   Other                  2.8         4.7%           2.0       4.0%
                      -------     -------        -------    -------
     Total               59.6       100.0%          49.7     100.0%
   Intercompany
    eliminations        (10.8)                      (9.1)
                      -------                    -------
     Total
      reported
      revenue          $ 48.8                     $ 40.6
                      =======                    =======

 Internalization
  of Disposal:
 Three months
  ended March 31,
  2008                  74.7%

 ------------------------------------------------------------------

                       Three Months Ended
                         March 31, 2008
                            vs. 2007
                      -------------------
 Revenue Growth:
   Volume               $ 0.7         1.7% (a)
   Price                  0.5         1.2% (a)
   Fuel surcharge         0.8         1.9% (a)
   Acquisitions           6.2        15.4% (a)
                      -------     -------
     Total revenue
      growth            $ 8.2        20.2%
                      =======

 (a) Percentages are calculated based on dollar amounts rounded in thousands.
 ------------------------------------------------------------------
                      March 31,
                        2008
                      -------
 Debt-to-Capitalization:
   Long-term debt
    including
    current
    maturities        $ 197.6
   Total equity
    including
    preferred
    stock               168.5
                      -------
     Total
      capitalization  $ 366.1
                      =======

       Debt-
        to-total
        capitalization   54.0%

 Net Debt-to-Capitalization:

     Long-term
      debt
      including
      current
      maturities      $ 197.6
     Cash on
      hand and
      restricted
      cash (b)           (1.8)
                      -------
     Net debt           195.8
     Total equity
      including
      preferred
      stock             168.5
                      -------
     Total
      capitalization  $ 364.3
                      =======

       Net debt-
        to-total
        capitalization   53.7%

 (b) Total restricted cash of $1.4 million relates to long-term tax-exempt bonds.

CONTACT: WCA Waste Corporation
         Tommy Fatjo
         (713) 292-2400